LOS ANGELES CAPITAL MANAGEMENT
                            AND EQUITY RESEARCH, INC.

                                 CODE OF ETHICS
                               ("Code of Ethics")

A.       PREAMBLE

         This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "Act") to effectuate the purposes and objectives of that Rule. This Code of Ethics also applies to all entities to which Los Angeles Capital Management serves as an advisor. These entities are herein referred to as ("Investment Advisory Clients"). The Rule makes it unlawful for certain persons, in connection with the purchase or sale by such person of a security held or to be acquired1 by an investment company or in an investment account to which Los Angeles Capital Management (the "Company") is an investment advisor:

                  1. To employ a device, scheme or artifice to defraud an Investment Advisory Client;

                  2. To make to an Investment Advisory Client any untrue statement of a material fact or omit to state to an Investment Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

                  3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon an Investment Advisory Client; or

                  4. To engage in a manipulative practice with respect to an Investment Advisory Client, or

                  5. To engage in any manipulative practice with respect to securities, including price manipulation.
..
         All employees must comply with applicable Federal securities laws. The Rule also requires that every investment adviser to an investment company adopt, and the Board of Directors of each of its client investment companies approve, a written code of ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard, and use reasonable diligence and institute procedures reasonably necessary, to prevent violations of the Code.


         This Code of Ethics is adopted by the Board of Directors of the Company in compliance with the Rule. This Code of Ethics is based upon the principle that the directors and officers of the Company, and certain affiliated persons of the Company, owe a fiduciary duty to, among others, its Investment Advisory Clients to conduct their affairs, including their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of its Investment Advisory Clients; (ii) taking inappropriate advantage of their position with the Company; and (iii) engaging in any personal securities transaction in violation of this Code of Ethics or participating in any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Company to report violations of this Code of Ethics to the Compliance Officer of the affected Investment Advisory Client(s). It is also required that any access person report any violations of the firm's Code of Ethics to the Chief Compliance Officer or the Deputy Compliance Officer within Los Angeles Capital Management. The prohibitions also pertain to making use of information that an "Access Person" may become aware of by virtue of his or her relationship with a client organization. Such "inside information" cannot be used as the basis for any stock purchase or sale if it is indeed non public in nature and comes about through dialogue and interaction with an official at a client firm.



B.       DEFINITIONS

                  1. "Access Person" means:

                           (i) any director, officer or employee of the Company or any affiliate of the Company whose job regularly involves such person in the investment process on behalf of an Investment Advisory Client. This includes the formulation and making of investment recommendations and decisions for an Investment Advisory Client, the purchase and sale of securities for an Investment Advisory Client and the utilization of information about an Investment Advisory Client's investment recommendations, decisions and trades; and

                           (ii) any natural person who controls the Company or any affiliate of the Company, and who obtains information regarding the Company's investment recommendations or decisions with respect to any of its Investment Advisory Clients. However, a person whose control arises only as a result of his official position with such entity is excluded from this item
                           (ii),

                           (iii) every employee of Los Angeles Capital
                           Management is considered an access person.

                  2. A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made and communicated, which includes when an Investment Advisory Client has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "Purchase or sale of a security" includes the writing of an option to purchase or sell a security.

                  3. "Beneficial ownership" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household.


                  4. "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the Act.

                  5. "Covered Person" means:

                           (i)      an Access Person; and

                           (i) any director, officer, general partner or person performing a similar function for the Company even if he has no knowledge of and is not involved in the investment process.

                  6. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, corporate debt instruments, municipal bonds, bond and money market funds, and index options and futures.


C.       PROHIBITED TRANSACTIONS

         1. No Covered Person shall:

                  (a) engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above;

                  (b) purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

                           (1) is being considered for purchase or sale by any
Investment Advisory Client, or

                           (2) is being purchased or sold by any Investment
Advisory Client; or

                  (c) disclose to other persons the securities activities engaged in or contemplated for any Investment Advisory Client.

         2.       No Access Person shall:

                  (a) accept any gift or other thing of greater value than $100 from any person or entity that does business with or on behalf of the Company.

                  (b) acquire any securities in an initial public offering, in order to preclude any possibility of such person profiting from his or her positions with the Company.

                  (c) purchase any securities in a private placement, without prior approval of the Compliance Officer of the Company or other person designated by the Compliance Officer. Any person authorized to purchase securities in a private placement shall disclose that investment when such person plays a part in any subsequent consideration of an investment in the issuer for an Investment Advisory Client. In such circumstances, the Company's decision to purchase or sell securities of the issuer for an Investment Advisory Client shall be subject to independent review by investment personnel with no personal interest in the issuer.

                  (d) serve on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Company. Any such authorization shall be based upon a determination that the board service would not be inconsistent with the interests of the Company and its shareholders and shall be subject to the implementation of appropriate "Chinese Wall" or other procedures to isolate such investment personnel from the investment personnel making decisions about trading in that company's securities.

                  (e) engage in frequent trading of mutual funds which the Company serves as advisor or sub-adviser. Frequent trading is defined as selling a position that was taken less than six months prior or repurchasing a position that was sold sooner than a six month waiting period afterward. Frequent trading is also prohibited in any other mutual fund unless it is a money market fund, a mutual fund that allows frequent trading and has written language to that effect in the prospectus, or is a fund that the SEC may permit by rule to be traded frequently. Exhibit D lists the mutual funds where Los Angeles Capital acts as an advisor or sub advisor.








D.       EXEMPTED TRANSACTIONS

         The prohibitions of Subparagraphs C.1.(b) shall not apply to:

                  1. purchases or sales effected in any account over which the Access Person or Covered Person, as applicable, has no direct or indirect influence or control;

                  2. purchases or sales which are non-volitional on the part of either the Access Person, Covered Person or the Company, as applicable;

                  3. purchases which are part of an automatic dividend reinvestment plan;

                  4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                  5. purchases or sales of securities which are not eligible for purchase by any Investment Advisory Client and which are not related economically to securities purchased, sold or held by any Investment Advisory Client, and are approved upon review by the compliance officer; and

                    6. transactions which appear upon reasonable inquiry and investigation to present no reasonable likelihood of harm to an Investment Advisory Client and which are otherwise in accordance with Rule 17j-1, such determination to be made by the Compliance Officer of the Company taking into consideration the nature of the security, the amount and nature of transactions by the Company on behalf of its Investment Advisory Clients, the proposed amount and nature of the transactions by the officer, director or employee, the current and normal market activity in the subject security, and such other factors as are relevant to such determinations, which exemption determination may be made by standing order of the Compliance Officer or on a case-by-case basis as the circumstances require.


E.       COMPLIANCE PROCEDURES

                  1. Pre-clearance. All Access Persons shall receive prior written approval from the Compliance Officer of the Company or other officer designated by the Compliance Officer before purchasing or selling any securities, including only those mutual funds listed in Exhibit D, and any such approval shall be valid until the end of that business day after such approval is given or such shorter time as specified in the written approval. Purchases or sales of securities which are not eligible for purchase or sale by any Investment Advisory Client that serves as the basis of the individual's "Access Person" status shall be entitled to clearance automatically from the Compliance Officer. Mutual fund sales and purchases not listed in Exhibit D do not need pre-clearance but must also not violate the frequent trading prohibition. Exchange traded funds (ETF's) are also excluded from pre-clearance.

                  2. Disclosure of Personal Holdings. All Access Persons shall disclose to the Compliance Officer of the Company all personal securities, mutual funds, exchange traded funds (ETF's), unitized trusts or pooled investment asset holdings within 10 days of becoming an Access Person and thereafter no later than each January 30th. Such reports shall be made on the forms attached as Exhibit A (Initial Report) and Exhibit B (Annual Report) and shall be delivered to the Compliance Officer of the Company. The Compliance Officer shall review these reports promptly upon receipt of them.

                  3. Certification of Compliance with Code of Ethics. Every Covered Person shall certify in writing annually that:

                           (a) he or she has received, read and understood the Code of Ethics and any amendments made to it, and recognizes that they are subject thereto;

                           (b) he or she has complied with the requirements of the Code of Ethics; and

                           (c)      he or she has reported all personal
                                    securities or fund transactions required to be reported pursuant to the requirements of the Code of Ethics.

                           This certification shall be contained in the Annual
                  Report (Exhibit B hereto). Los Angeles Capital will provide every employee with a copy of the current Code of Ethics along with any amendments each year and employees will be required to certify that they have received, read, and understood the provisions of that Code.

                  4.       Reporting Requirements.

                                    (a) Every Covered Person shall report to the
                           Compliance Officer of the Company the information described in Subparagraph 4.(b) of this Section with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that a Covered Person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

                                    (b) Reports required to be made under this
                           Section 4 shall be made not later than 10 business days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every Covered Person shall be required to submit a report for all periods, including those periods in which no securities or fund transactions were effected. A report shall be made on the Securities and Fund Transaction Report for the Calendar Quarter (Exhibit C) or on any other form containing the following information:

                                            (1)      the date of the
                                                     transaction, the title and
                                                     the number of shares or
                                                     units, and the principal
                                                     amount of each security or
                                                     fund involved;

                                            (2)      the nature of the
                                                     transaction (i.e.,
                                                     purchase, sale or any other
                                                     type of acquisition or
                                                     disposition);

                                            (3)      the price at which the
                                                     transaction was effected;
                                                     and

                                            (4)      the name of the broker,
                                                     dealer or bank with or
                                                     through whom the
                                                     transaction was effected.

                           The Compliance Officer shall review these reports
promptly upon receipt of them.

                                    (c) Any such report may contain a statement
                           that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect Beneficial ownership in the security to which the report relates.

                                    (d) Every Access Person shall direct his or
                           her broker to supply to the Compliance Officer, on a timely basis, duplicate copies of the confirmations of all personal securities and fund transactions and copies of all periodic statements for all securities and fund accounts.

                                    (e) The Compliance Officer of the Company
                           shall notify each Covered Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

                                    (g) Reports submitted to the Company
                           pursuant to this Code of Ethics shall be confidential and shall be provided only to the officers, directors, and counsel of the Company and its Investment Company Advisory Clients, or regulatory authorities upon appropriate request.

                                    (h) Any Access Person that engages in mutual
                           fund activity that would fall under the frequent trading definition needs to supply evidence that such activity is allowed by the fund and is not in violation of prospectus rules. Typically prospectus language would need to be referenced and supplied to the Compliance Officer of the Company prior to trading.


                  5. Conflict of Interest. Every Covered Person shall notify the Compliance Officer of the Company of any personal conflict of interest relationship that may involve the Company, such as the existence of any economic relationship between his or her transactions and securities held or to be acquired by any Investment Advisory Client.


F.       REPORTING OF VIOLATIONS TO THE BOARD OF DIRECTORS

                  1. The Compliance Officer of the Company shall promptly report to the Company's Board of Directors all material violations of this Code of Ethics and the reporting requirements thereunder.


                  2. The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

G.       ANNUAL REPORTING TO THE BOARD OF DIRECTORS

         The Compliance Officer of the Company shall prepare an annual report relating to this Code of Ethics to the Company's Board of Directors and to the board of directors of each Investment Company client. Such annual report shall:

                  1. identify any material violations of the Code of Ethics and any procedures or sanctions imposed in response to such material violations during the past year;

                  2. describe any issues arising under the Code of Ethics or procedures since the last annual report and identify any recommended changes in the existing restrictions or procedures based upon the Company's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

3. certify that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.


H.       RETENTION OF RECORDS

         This Code of Ethics, a list of all persons required to make reports and review reports hereunder from time to time, as shall be updated by the Compliance Officer of the Company, a copy of each report made by a Covered Person hereunder, each memorandum made by the Compliance Officer of the Company hereunder and a record of any violation hereof and any action taken as a result of such violation, and all other records required under Rule 17j-1 and Rule 204A-1 shall be maintained by the Company as required under Rule 17j-1 and Rule 204A-1.


Dated:  February 24, 2006

                                                                       Exhibit A
                         LOS ANGELES CAPITAL MANAGEMENT
                            AND EQUITY RESEARCH, INC.
                                 CODE OF ETHICS
                                 INITIAL REPORT

To the Compliance Officer:

         1. I hereby acknowledge receipt of a copy of the Code of Ethics for Los Angeles Capital Management (the "Company").

         2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

         3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Company, such as any economic relationship between my transactions and securities held or to be acquired by the Company or any of its portfolios.

4. As of the date I become an Access Person I had a direct or indirect Beneficial ownership in the following securities:

         (NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper, corporate debt instruments, municipal bonds, bond and money market funds, and index options and futures.)

If you do not own any reportable securities, please write NONE.

-------------------------------- ----------------------------- ----------------------------- -----------------------------
                                      Number of Shares/              Type of Interest
      Name of Securities               Principal Amount            (Direct or Indirect)           Broker/Dealer/Bank
-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------

         5. As of the date I become an Access Person I held securities or fund units for my direct or indirect benefit with the following brokers, dealers and banks whether or not transactions in such securities are reportable under the Code.

-------------------------------- ----------------------------- ----------------------------- -----------------------------
 Broker/Dealer/Bank              Name & Acct Number                Type of Account           Direct/Indirect Benefit
-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------
-------------------------------- ----------------------------- ----------------------------- -----------------------------

-------------------------------- ----------------------------- ----------------------------- -----------------------------

Date:                                       Signature:
     -------------------------------                  --------------------------

                                            Print Name:
                                                       -------------------------

                                            Title:
                                                  ------------------------------

Exhibit B
                         LOS ANGELES CAPITAL MANAGEMENT
                            AND EQUITY RESEARCH, INC.
                                  ANNUAL REPORT

All Access Persons must report any securities owned either directly (registered in your name) or indirectly (in a beneficial ownership account) as of each December 30. The reports must be returned to the Compliance Officer by January 30th each year.

Access Person (name):                   Date of Report:
                      -----------------                 ---------------------

         (NOTE: Do not report holdings in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper, corporate debt instruments, municipal bonds, bond and money market funds, and index options and futures.)

If you do not own any reportable securities, please write NONE.

---------------------------- ------------------------- ------------------------------------- -----------------------------------
                                Number of Shares/
      Title of Security          Principal Amount                Broker/Dealer/Bank               Direct/Indirect Ownership
---------------------------- ------------------------- ------------------------------------- -----------------------------------
---------------------------- ------------------------- ------------------------------------- -----------------------------------

---------------------------- ------------------------- ------------------------------------- -----------------------------------
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

Annual Certification

To the Compliance Officer:

         1. I have received, read and understand the most recent version of the Code of Ethics of Los Angeles Capital Management and recognize that I am subject thereto in the capacity of an "Access Person."

         2. I hereby certify that, during the year ended December 31, 20__, I have complied with the requirements of the Code and I have reported all securities and fund transactions required to be reported pursuant to the Code.

              Signature:
                        ----------------------------------------------------

              Print Name:
                         ---------------------------------------------------

              Date:
                   ---------------------------------------------------------

Exhibit C
                         LOS ANGELES CAPITAL MANAGEMENT
                            AND EQUITY RESEARCH, INC.

Securities and Fund Transactions Report For the Calendar Quarter Ended _________

To the Compliance Officer:

         1. During the quarter referred to above, the following transactions were effected in securities or funds in which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Company.

If you did not trade any reportable securities, please write NONE.

================================== =============== =========== =================== =================== ======== ====================
                                                                                   Nature of
                                                                                   Transaction                  Broker/Dealer
                                   Date of         Number      Dollar Amount       (Purchase,                   or Bank through
               Security            Transaction     of Shares   of Transaction      CityplaceSale,      Price    Whom Effected
                                                                                   Other)
---------------------------------- --------------- ----------- ------------------- ------------------- -------- --------------------
---------------------------------- --------------- ----------- ------------------- ------------------- -------- --------------------

---------------------------------- --------------- ----------- ------------------- ------------------- -------- --------------------
---------------------------------- --------------- ----------- ------------------- ------------------- -------- --------------------

---------------------------------- --------------- ----------- ------------------- ------------------- -------- --------------------
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================================== =============== =========== =================== =================== ======== ====================

         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

         Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Company, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Company or any of its Series.

                  NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper, corporate debt instruments, municipal bonds, bond and money market funds, and index options and futures.


         2. During the quarter referred to above, the following are new accounts with all brokers, dealers or banks with which I hold securities whether or not transactions in such securities are reportable under the Code:

             Broker/Dealer/Bank                         Date Account Established






Date:                        Signature:
     ----------------                  ----------------------------------------

                             Print Name:
                                        ---------------------------------------

                             Title:
                                   --------------------------------------------


Exhibit D


                         LOS ANGELES CAPITAL MANAGEMENT
                            AND EQUITY RESEARCH, INC.
                                 CODE OF ETHICS


                          RESTRICTED MUTUAL FUNDS LIST




Please obtain prior approval before trading in any of the following Funds:


Wilshire Mutual Funds
ISI Strategy Fund
Principal Partners Small Value Fund
Principal Partners Mid Cap Value Fund





1 A security is deemed to be "held or to be acquired" if within the most recent fifteen (15) days it (i) is or has been held by the Investment Advisory Client, or (ii) is being or has been considered for purchase by the Investment Advisory Client.